[NAME]



December 14, 2001


Net Integrated Systems, Ltd.
William R. Barber, President
Sofia House
48 Church Street
Hamilton HM GX
BERMUDA

         Re:      Transfer of Shares of Accesspoint Corporation

Dear Bill:

         This letter will memorialize our understanding that the undersigned will transfer to Net Integrated Systems, Ltd., a Bermuda corporation ("NIS") [X] number of shares of the undersigned's common voting stock ("Shares") of Accesspoint Corporation, a Nevada corporation ("Company").

         The undersigned is undertaking the transfer of the Shares in regard to, and in light of, a loan ("Loan") being made by NIS to the Company pursuant to a Revolving Credit Secured Promissory Note not to exceed the principal sum of $5,000,000.00 ("Note") and a Secured Loan Agreement ("Loan Agreement") related thereto. This transfer of the Shares is for the benefit of the Company and shall be an inducement to NIS to make the Loan and enter into other related agreements for the benefit of the Company.

         This transfer of the Shares shall be, and is, subject to compliance with all SEC and securities, laws, rules, regulations and reporting and disclosure requirements, to the extent applicable to the Shares, myself, NIS and/or the Company as a reporting company (or to any of its subsidiaries), including, but not limited to, shareholder voting and proxy solicitation rules. Any assignment, sales, transfers, or other disposition of the Shares by NIS shall be made in compliance with all applicable securities laws, rules and regulations, and pursuant to registration of securities under the Securities Act of 1933 ("Act") (and qualification under General Corporation Law of California) or pursuant to an exemption from registration under the Act (and qualification under General Corporation Law of California). Certain of the Shares are, or may be, subject to the restrictions on transfer set forth in Rule 144 of the Rules promulgated under the Act. To the extent applicable, any and all offers, sales, transfer or other dispositions of the Shares shall be made only pursuant to such a registration (and qualification) or to such exemption from registration (and qualification) and in full compliance with Rule 144. The undersigned also asks that you comply with all policies and procedures established by the Company with regard to Rule 144 matters.

         In addition to the foregoing, as consideration for the transfer of the Shares, NIS and the Company will provide certain protections to the undersigned (and/or to the appropriate partners or principals of the undersigned) in regard to all guarantees executed by the undersigned (or the partners or principals of the undersigned) for the benefit of the Company. NIS and the Company will promptly give the undersigned written notice of any default under the obligations guaranteed by the above persons. Neither NIS nor the Company will, without the undersigned's prior written consent, assign or transfer, or purport to assign or transfer, the Note, Loan Agreement, or the Loan without either obtaining a release of the above guarantees or payment in full of the obligations guaranteed by the above guarantors.

         The undersigned asks that NIS execute the acceptance set forth below on behalf of itself and as Manager of the Company under that certain management agreement. The undersigned looks forward to the transfer of the Shares and the mutually beneficial commencement and conclusion to the above matters. Thank you.

                                            Sincerely,

                                            By: /s/ [Name]
                                            -----------------------------------
                                            [NAME}

Agreed and accepted, for itself and
for Accesspoint Corporation, a
Nevada corporation, as Manager:

Net Integrated Systems, Inc., a
Bermuda corporation



By: /s/ William R. Barber
------------------------------------------
William R. Barber, President